Exhibit 10.3

Bank Leumi – Odem Electronic Technologies 1992 Credit Line Agreement

[Translated from Hebrew]

Date: 23/3/09

To:

Odem Electronic Technologies 1992 Ltd. (hereafter “the Company”)

Dear Sir or Madam.,

As per your request, we hereby inform you, that we Bank Leumi Le-Israel Ltd. (hereafter-“the Bank”), are prepared in principle to place at your disposal credit up to a total sum that will not exceed 27,100,000 (twenty-seven million one hundred thousand N.I.S. only) and all subject to all the conditions detailed in this document below.

The Credit Framework

1.1.	The credit framework will be extended according to the following breakdown:

1.1.1.	Short-term credits in a total amount that will not exceed 9,600,000 N.I.S. (nine million hundred thousand N.I.S. only), whose payment date shall occur no later than 31/06/09 “Short term credits” means credits whose repayment date will be no later than 12 months from the time of their provision.

1.1.2.	Long-term credits in a total amount that will not exceed 8,200,000 N.I.S. (eight million two hundred thousand N.I.S. only) that were placed at the disposal of the company prior to the date of this document according to the following details: Loan number 400300399 671-10-120800-08 in the amount of 4,000,000 N.I.S. on 25/06/08. Loan number 903500016 671-20-120800/08 in the amount of $1,000,000 on 25/06/08. After each one of the aforementioned loans is repaid, the bank will be prepared to enlarge the short-term credit framework as detailed in paragraph 1.1.1 above in an amount equal to the amount of the loan that was paid.

1.1.3.	Long-term credits in a total amount that will not exceed 2,300,000 N.I.S. (two million three hundred thousand N.I.S. only) that were placed at the company’s disposal before the date of this document in accordance with that detailed hereinafter: Loan number 302000015 671-10-120800/08 in the amount of 6,000,000 on 28/03/07.

1.1.4.	Additional long-term credit in conjunction with the agreement of 29/1/2008 between the company and Dimex Systems (1998) Ltd. with reference to the Asset Purchase Agreement of the assets of Dimex Systems (1998) Ltd. (hereafter “the agreement”) in a total amount that will not exceed 6,000,000 (six million N.I.S. only) that will be utilized as per the repayment table for non-tangible assets according to the flow that was transferred to the bank, that is attached to this letter and marked “A”. The last day for utilizing the aforementioned credit will occur no later than 31/3/2010. “Long-term credits” means-loans whose final payment dates will occur more than 12 months after they have been provided but no later than 31/3/2013.

Let it be clear that the bank will be prepared to authorize the use of this credit framework, contingent upon the company displaying to the bank its external financial resources (hereafter “external resources”) and supplementary resources for the full payment of the debt to Dimex Systems (1988) Ltd., as per the flow that was transferred to the bank, attached to this letter and marked “A”.

“External sources”, means sources that do not derive from the use of the short-term credit frameworks that were provided the company in order to finance its current activity.

1.1.5.	Additional long-term credits in a total amount that will not exceed 700,000 N.I.S. (seven hundred thousand N.I.S.) will be extended upon the receipt of an irrevocable directive signed by you to transfer the amount to account number 142900/82 in the name of the B.O.S. Better Online Solutions Ltd. that is being managed in the Rishon Lezion Commercial Branch-671 when the last day for utilizing the aforementioned credit will occur no later than 31/3/2010. “Long-term credit” means-loans whose final payment date will occur later than 12 months after their provision, but no later than 31/3/2013.

1.1.6.	The credit framework for the purpose of issuing bank obligations on behalf of the customers, such as issuing bank guarantees etc., in a total aggregate amount that will not exceed 300,000 (three hundred thousand N.I.S. only) whose final payment date will occur no later than 1/1/2000 and provided that the last day for utilizing the credit on account of the aforementioned credit framework shall occur no later than 31/08/09.

Any amount that will not be exploited on account of the credit framework can be exploited as short-term credit according to the conditions detailed in paragraph 1.1.1 above.

1.2.	The currency of the credit and the other conditions of the credit including the interest rate for each part and the commissions attached to it, will be as agreed upon in writing between the bank and yourselves before the credit is provided and if it will not be agreed upon as is accepted practice in the bank regarding credit of that category, at the time that it is provided.

1.3.	Let it be clear that the credit framework includes also credits of any category whatsoever that the bank will extend to you in practice in any account whatsoever prior to the signing of this document and/or any credit framework agreed upon between the bank and yourselves prior to the signing of this document.

1.4.	Any credit from the frameworks detailed in paragraphs 1.1.3 and 1.1.4 that was utilized and repaid prior to the final date for its utilization will not be provided anew.

2.	Securities

2.1.	Let it be clear that in order to guarantee the full and the punctilious repayment of all your debts and obligations all the securities and guarantees of every type and category that were provided and/or will be provided the bank by you and/or by any third party whatsoever will be at the bank’s disposal, including and without detracting from the generality of the aforesaid, the following securities and guarantees:

2.1.1.	Promissory notes, unlimited in amount, pledge documents under which a fixed lien will be imposed on your non-released stock capital and goodwill as well as a floating Lien on all the assets and rights of any category whatsoever, that you possess and will possess in the future;

2.1.2.	Promissory notes, unlimited in amount, pledge documents under which a fixed lien will be imposed on the non-released stock capital and goodwill as well as a floating lien on all the assets and rights of any category whatsoever, of B.O.S. Better Online Solutions Ltd. as well as a floating lien on all assets and rights of any type or category whatsoever that B.O.S. Better Online Solutions Ltd. possesses or will possess in the future;

2.1.3.	Promissory notes, unlimited in amount and pledge documents via which B.O.S. Better Online Solutions Ltd. will mortgage its securities in Odem Electronic Technologies 1992 Ltd. and all the rights on their behalf.

2.1.4.	At all times there will be on deposit at your account at Leumi Bank Israel Ltd. and mortgaged on behalf of the bank in a first ranking fixed lien, without any limit to the amount, checks and notes of customers that are accepted by the bank and that would award the bank the right of someone who lawfully holds them, whose total amount deposited in your account in the Israel Leumi Bank Ltd. will not fall below the amount of 1,875,000 N.I.S. (one million eight hundred and seventy five thousand N.I.S. only) (hereafter “the mortgaged notes”).

2.1.5.	A fixed lien of the first degree and the endorsement of rights via mortgaging all their rights, including the right to receive monies, according to the agreement with Beterton Development and Properties Ltd. on 21/10/97 with regards to bloc 3939 plot 21 in the Rishon Lezion Industrial Zone; additionally, we will be provided with an irrevocable directives document to the second party in the aforesaid agreement, in a wording acceptable to the bank, to the effect inter alia that any amount that is due to you from the aforesaid second party, will be paid solely to the credit of your account at the bank.

2.1.6.	A promissory note of the first level, regarding all the monies in account number 120800/08 that is being managed by Odem Electronic Technologies 1992 Ltd. in ranch 671 and all rights to and pertaining to the aforesaid account.

2.1.7.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations towards the bank signed by B.O.S. Better Online Solutions Ltd.

2.1.8.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations to the bank signed by the Dimex Solutions Ltd.

2.1.9.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations to the bank signed by the Dimex Hagalil Projects (2008) Ltd.

2.2.	Likewise, the extension of any credit whatsoever from within the credit framework as well as its continued management will also be contingent on your signing a documents of covenants towards the bank, that will also include financial conditions, under the terms and wording attached to this letter and marked “B”.

2.3.	Likewise the extension of any credit whatsoever from within the credit framework as well as its continued management will be contingent upon your signing a document of subordination towards the bank, under the terms and wording attached to this letter and marked “C”.

2.4.	All the aforementioned assets and rights whose pledge/mortgage and/or endorsement to the bank are required under this document will be pledged/mortgaged/endorsed over when they are free of any lien, attachment or any other third-party right whatsoever.

3.	Additional Conditions for the Extension of Credit:

In addition to the aforesaid, the extension of the credits all or partial and their continued management will be contingent on the observance of all the following additional conditions:

3.1.	Immediately upon our demand all the documents and authorizations that will be necessary according to our discretion, will be signed and provided in the wording that we find acceptable for the provision of the credits and the creation of the guarantees and the obligations detailed above.

3.2.	No event whatsoever will take place allowing the bank, on the basis of any document that was signed and/or will be signed by you, including and without detracting from the generality of the aforesaid above under the directives of the agreement general conditions for providing a credit in foreign currency and in Israeli currency -as is the bank’s practice – to call for the immediate payment of your debts and obligations to the bank all or partially, and this irrespective of whether the existence or nonexistence of the aforementioned event is dependent upon you or not.

3.3.	No change in the bank’s opinion will occur that will prevent, prohibit or limit the options of the bank to place the credits, including a change in the local or international capital markets, or a change that derives from a demand, directive or request that was made or referred by the Bank of Israel or by a another competent authority, irrespective of whether the aforementioned directive, demand or request will derive from a change in the law or whether it derives from an agreement that was made will be made periodically between the bank and the Bank of Israel or another competent authority and no legal impediment whatsoever will be created in the bank’s opinion to extending the credit, all or partially according to any legal directive.

In this document “legal directive” means – any directive of law or legislation as well as the directives of the Bank of Israel and any other competent authority, whether it has legal powers were not, and including agreements between the Bank of Israel and another competent authority as aforesaid.

3.4.	For removal of doubt let it be clear that the continued management of the credit is subordinate to all the bank’s rights and subject to all your obligations under all the documents that were signed and will be signed by you and/or under any law and there is nothing in this document to detract, in any manner whatsoever from the rights of the bank and/or your obligations under any other document that will be signed by you to the bank.

4.	Commissions

4.1.	Our offer to extend the credit framework under this letter will enter into effect if by 30/03/2009 inclusive, you will confirm with your signature at the bottom of this letter your agreement to all the conditions detailed above, and you will provide us with a copy of this letter as confirmed by you. And you will pay us a commission at the rate of 0.75% of the total credit framework as per paragraphs 1.1.4 and 1.1.5 above.

4.2.	During the entire period where the credit framework will be in effect you will pay us a commission for non-utilization at a rate of 0.75% per annum which will be calculated on the balance of the non-exploited credit framework for paragraphs 1.1.1 and 1.1.2 above. The examination of the total non-utilized credit framework will be performed on a daily basis and the payment of a commission will be done retroactively at the end of each calendar quarter.

5.	Your rights under this document are not subject to transfer or endorsement in any form whatsoever to any third party whatsoever. The presentation of this letter of ours or any part of it before any other party shall be done only after the receipt of prior written consent from us.

[Stamp + Signature: Odem Electronic Technologies 1992 Ltd]

Bank Leumi – Dimex Solutions Credit Line Agreement

[Translated from Hebrew]

Date: 23/3/09

To:

Dimex Solutions Ltd. (hereafter “the Company”)

Dear Sir or Madam.,

As per your request, we hereby inform you, that we, Bank Leumi Le-Israel Ltd. (hereafter-“the Bank”), are prepared in principle to place at your disposal credit in N.I.S. up to a total sum that will not exceed 15,000,000 N.I.S. (fifteen million N.I.S.) (Hereafter-“the credit framework” or “the credit”) and all subject to the terms detailed in this document below:-

1.	The Credit Framework

1.1.	the credit framework will be extended according to the following breakdown:

1.1.1.	Short-term credits in a total amount that will not exceed 13,700,000 N.I.S. (thirteen million seven hundred thousand N.I.S.), whose final repayment date shall occur no later than 31/06/09. “Short-term credits” means-credits whose final payment date will occur no later than 12 months from the date of their provision.

1.1.2.	A credit framework for the purpose of issuing bank obligations on behalf of the customers, such as issuing bank guarantees etc., in a total aggregate amount that will not exceed 300,000 (three hundred thousand N.I.S.), provided that the last day for utilizing the credit on account of the aforementioned credit framework shall occur no later than 31/06/09.

Any amount that will not be exploited on account of the credit framework can be exploited as short-term credit according to the conditions detailed in paragraph 1.1.1 above.

1.1.3.	Additional short-term credits in a total amount that will not exceed 1,000,000 N.I.S. (one million N.I.S.) (hereafter “the amount”), whose final payment date shall occur no later than 31/06/09 will be extended after the receipt of an irrevocable directive signed by you to transfer the amount to account number 142900/82 in the name of the B.O.S. Better Online Solutions Ltd. that is being managed in the Rishon Lezion Commercial Branch-671.

1.2.	The currency of the credit and the other conditions of the credit including the interest rate for each part and the commission attached to it, will be as agreed upon in writing between the bank and yourselves before it is provided, and if it will not be agreed it will be as is accepted practice in the bank regarding credit of that category, at the time that it is provided.

1.3.	Let it be clear that the credit framework includes also credits of any category whatsoever that the bank actually extended to you in any account whatsoever prior to the signing of this document and/or any credit framework agreed upon between the bank and yourselves prior to the signing of this document.

2.	Securities

2.1.	Let it be clear that in order to guarantee the full and the punctilious repayment of all your debts and obligations all the securities and guarantees of every type and category that were provided and/or will be provided to the bank by you and/or by any third party whatsoever will be at the bank’s disposal, including and without detracting from the generality of the aforesaid, the following securities and guarantees:

2.1.1.	Promissory notes, unlimited in amount, pledge documents under which a fixed lien will be imposed on your non-released stock capital and goodwill as well as a floating lien on all the assets and rights of any category whatsoever, that you possess and will possess in the future;

2.1.2.	Promissory notes, unlimited in amount, pledge documents under which a fixed lien will be imposed on the non-released stock capital and goodwill as well as a floating lien on all the assets and rights of any category whatsoever, of B.O.S Better Online Solutions Ltd. as well as a floating lien on all assets and rights of any type or category whatsoever that B.O.S. Better Online Solutions Ltd. possesses or will possess in the future;

2.1.3.	Promissory notes, unlimited in amount, and pledge documents via which B.O.S Better Online Solutions Ltd. will mortgage its securities in Dimex Solutions Ltd. and all the rights on their behalf.

2.1.4.	At all times there will be on deposit at your account at Leumi Bank Israel Ltd. and mortgaged on behalf of the bank in a first ranking fixed lien, without any limit to the amount, checks and notes of customers that are accepted by the bank and that would award the bank the right of someone who lawfully holds them, whose total amount deposited will not fall below the amount of 1,000,000 N.I.S. (one million N.I.S. only) (hereafter “the mortgaged notes”)

2.1.5.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations towards the bank signed by B.O.S. Better Online Solutions Ltd.

2.1.6.	A standing guarantee unlimited in amount to secure all your debts and the fulfillment of your obligations to the bank signed by Dimex Hagalil Projects (2008) Ltd.

2.1.7.	A standing guarantee unlimited in amount to guarantee your debts and the fulfillment of your obligations to the bank signed by Odem Electronic Technologies 1992 Ltd.

2.2.	Likewise, the extension of credit whatsoever from within the credit framework as well as it continued its continuous management will also be contingent on your signing a document of covenants towards the bank, that will also include financial conditions, under the conditions and wording attached to this letter and marked “A” .

2.3.	Likewise the extension of any credit whatsoever from within the credit framework as well as continuous management will also be contingent upon your signing a document of subordination towards the bank, under the terms and wording attached to this letter and marked “B”.

2.4.	[Left blank in the original]

2.5.	All the aforementioned assets and rights whose pledge/mortgage and/or endorsement to the bank are required according to this document will be pledged/mortgaged/endorsed when they are free of any lien, attachment or any other third-party right whatsoever.

3.	Additional Conditions for the Extension of Credit:

In addition to the aforesaid, the extension of the credits all or partial and their continued management will be contingent on the observance of all the following additional conditions:

3.1.	Immediately upon our demand all the documents and authorizations that will be necessary according to our discretion, will be signed and provided in the wording that we find acceptable for the provision of the credits and the creation of the guarantees and the obligations detailed above.

3.2.	No event whatsoever will take place allowing the bank, on the basis of any document that was signed and/or will be signed by you, including and without detracting from the generality of the aforesaid above under the directives of the General Conditions for Providing Credit In Foreign Currency and in Israeli Currency Agreement -as is the bank’s practice -to call for the immediate payment of your debts and obligations to the bank, fully or partially, and this irrespective of whether the existence or nonexistence of the aforementioned event is dependent upon you or not.

3.3.	No change in the bank’s opinion will occur, that will prevent, prohibit or limit the options of the bank to place the credits, including a change in the local or international capital markets, or a change that derives from a demand, directive or request that was made or referred by the Bank of Israel or by a another competent authority, irrespective of whether the aforementioned directive, demand or request will derive from a change in the law or whether it derives from an agreement that was made will be made periodically between the bank and the Bank of Israel or another competent authority and no legal impediment whatsoever will be created in the bank’s opinion to extending the credit, all or partially according to any legal directive.

In this document “legal directive” means – any directive of law or legislation as well as the directives of the Bank of Israel and any other competent authority, whether it has legal powers were not, and including agreements between the Bank of Israel and another competent authority as aforesaid.

3.4.	For removal of doubt let it be clear that continued management of the credit is subordinate to all the bank’s rights and subject to all your obligations under all the documents that were signed and will be signed by you and/or or under any law and there is nothing in this document to detract, in any manner whatsoever from the rights of the bank and/or your obligations under any other document that will be signed by you to the bank.

4.	Commissions

4.1.	Our offer to extend the credit framework under this letter will enter into effect if by 30/03/2009 inclusive, you will confirm with your signature at the bottom of this letter your agreement to all the conditions detailed above, and you will provide us with a copy of this letter as confirmed by you.

4.2.	During the entire period where the credit framework will be in effect you will pay us a commission for non-utilization at a rate of 0.75% per annum which will be calculated on the balance of the non-exploited credit framework. The examination of the total non-utilized credit framework will be performed on a daily basis and the payment of a commission for it will be made retroactively at the end of each calendar quarter.

5.	Your rights under this document are not subject to transfer or endorsement in any form whatsoever to any third party whatsoever. The presentation of this letter of ours or any part of it before any other party shall be done only after the receipt of prior written consent from us.

Respectfully yours, Bank Leumi Le-Israel Ltd.

Stamp + Signature: Dimex Solutions Ltd

EBIDTA Covenants Letter

[Translated from Hebrew]

Date: 03.03.09

To:

Bank Leumi Le-Israel Ltd.

Whereas as one of the conditions for providing credits, banking services and the receipt of various obligations and guarantees from us the undersigned Odem Electronic Technologies 1992 Ltd. and/or Dimex Solutions Ltd. and/or B.O.S. Better Online Solutions Ltd. (hereafter together and separately “the companies”) you demanded that we should sign for you on this letter and we have assented to this;

We therefore hereby declare and obligate ourselves as follows:

1.	Efficiency Relations/Operational Relations

We agree that the granting of credits and the provision of banking services to the companies and/or upon their guarantee and their continued management will be on condition that the ratio of the companies’ debt service according to the consolidated financial statements of the companies – Odem Electronic Technologies 1992 Ltd., Dimex Solutions Ltd., B.O.S. Better Online Solutions Ltd. only (while neutralizing LYNK USA INC) –will not fall below 1.

In this paragraph the following meanings will be attached to the terms below:

“Debt service ratio” means that quotient obtained by dividing the operating profit for debt service by the amount of debt service.

“The operating profit for debt service” (EBITDA) means the cumulative total of operating profit from ongoing activity, according to the financial statements for recent year, prior to financing expenditures (interest, linkage differentials, rate of exchange and currency differentials and commissions) and taxes with the addition of depreciation and amortization expenses that were entered in the same period.

(2) With regards to financial statements drawn up under IFRS standards the definition for EBITDA will change and its calculation will not include the clauses detailed below:

a.	Profits/losses from the reevaluation of real estate for investment.

b.	Profits/losses deriving from changes in actuarial assumptions that were employed for the purpose of estimating worker benefits.

c.	Capital profits/losses.

d.	Income/expenditure for the reevaluation of warrants where the exercise price is linked/ the conversion component of convertible bonds whose exercise price is linked.

“Debt service” means the cumulative total according to the recent annual financial statements of financing expenses with the addition of payment of current maturities for long-term loans that the companies were to have paid in the course of the calendar year to which the reports refer to, while excluding current maturities on payments for the purchase of the intangible assets of Dimex Systems (1998) Ltd. for which bank credit will be received in 2009.

“Financial statements” mean- profit loss statements and annual cash flow on a consolidated basis solely of Odem Electronic Technologies 1992 Ltd. Company and Dimex Solutions Ltd. and B.O.S. Better Online Solutions Ltd. alone (neutralizing Lynk USA, Inc.) prepared according to generally accepted accountancy principles.

(Below together and separately “the companies”)

The financial yardsticks that were determined in paragraph 1 above (hereafter “the yardsticks”) are predicated on accountancy standards, rules of accountancy, and accountancy estimates and policy (hereafter “accountancy treatment”) as implemented in the recent financial statements accurate to the date of this letter (hereafter “the recent statements”).

Accounting treatment that differs from the one on whose basis the recent reports were prepared including, but not only, as a result of the implementation of IFRS (International Financial Reporting Standards) new accountancy standards/others/whatsoever in Israel or abroad, changes in estimates and/or a change in accountancy policy (all the aforesaid will be called below together and separately,-“new accountancy treatment”) can result in changes that will have repercussions on the yardsticks.

The companies therefore agree as follows:

At any time that the bank should believe, upon its sole discretion, that changes were caused and/or are about to be caused in the company’s financial reports, due to new accountancy treatment, it will be entitled, after consultation with the company but without requiring its consent, to inform the company what are the modifications that it requires in the yardsticks (hereafter “the amended yardsticks”) in order to adjust them to the aforesaid changes, and this with a view to modifying them to suit the original economic purpose based on which the yardsticks were determined.

If the bank informed the company what are the amended yardsticks – they will bind the company commencing with the date that the bank gave notification and they will view this document as if it incorporates the amended yardsticks, beginning with the date that the bank gave notice.

2.	An Obligation to Provide Financial Reports

We obligate ourselves to provide you no later than the date of 31.03 of each year the annual consolidated financial reports as per their aforesaid definition; audited by an external certified accountant and referring to 31.12 of the previous year.

Likewise we obligate ourselves to provide you no later than 60 days from the end of every quarter, quarterly financial reports as per their aforesaid definition signed by the CEO and Deputy CEO for Finances of the company.

3.	An Obligation to Provide Additional Reports

We obligate ourselves to provide you a copy of any authorization, notification report or any other document that we must turn over to the registrar of companies and/or to the Israel Securities Authority under any law, and this concomitantly with its provision to the registrar of companies and/or to the Securities Authority as aforesaid.

4.	The Validity of These Obligations

Our aforesaid obligations will be in force as long as any amounts are due or will be due to you from us on account of loans, credits and/or other banking services, that you provided or will provide us in the future, and/or as long as the various obligations and guarantees of the company towards a bank or on its behalf will remain in effect.

In any case where we have failed to meet the financial yardsticks, all or some of them, or if we should violate any of our other obligations detailed in this aforementioned letter, all or some of them, then in addition to any other relief that you will be entitled to by any law or as a result of any other obligation towards you that are included or that will be included in any document whatsoever -you will be entitled to call for the immediate payment of all or part of our debts and obligations towards you, and collect them from us with the addition of any amount that in the bank’s opinion will suffice to cover the losses and/or the expenses that the bank will incur due to the aforesaid call for immediate payment.

Let it be clear that if the bank did not initiate proceedings due to the violation of a previous obligation or a failure to meet one or more of the obligations towards the bank, whether that obligation is included in this letter or is included or will be included in any other document, this will not be considered an abandonment or a waiver by the bank of its rights and/or as a justification or an excuse for the continued existence of the violation and/or the existence of any other violation or to further nonobservance of any condition or any obligation on our part as aforesaid.

To avoid any doubt there is nothing in the aforesaid to detract from our obligations to you on the basis of any document whatsoever and/or any law, and there is nothing to detract from any grounds for demanding immediate payment that is available and/or will be available to you under any document whatsoever and/or any law.

Respectfully yours, —————————————— (Signed) Odem Electronic Technologies 1992 Ltd.
—————————————— (Signed) Dimex Solutions Ltd.
—————————————— (Signed) B.O.S. Better Online Solutions Ltd.

Tangible Equity Capital Covenants Letter

[Translated from Hebrew]

Date 23/3/09

To
Bank Leumi Le-Israel (“the Bank”)

Whereas you have placed and/or will place, as you should deem proper, loans, credits and/or other banking services at the disposal of B.O.S. Better Online Solutions Ltd., Dimex Solutions Ltd. Company and/or Odem Electronic Technologies 1992 Ltd., under terms and in amounts as agreed upon or will be agreed upon periodically between us;

And whereas you have received and/or will receive various obligations and guarantees to you or on your behalf from us;

And whereas as one of the conditions for the granting of the loans, the credits and/or the aforementioned banking services and the receipt of the various obligations and guarantees, you have demanded that we should sign on this document for you and we have assented to this;

We therefore hereby declare and obligate ourselves as follows:-

1.	An Obligation to Preserve Tangible Equity Capital

1.1.	We obligate ourselves that the tangible equity capital of the B.O.S. Better Online Solutions Ltd. (hereafter “the company”), as defined below, will not be lower at any time whatsoever commencing with the date of 31.12.08 than a 19% proportion of the company’s total balance on a consolidated basis.

1.2.	Likewise the tangible equity capital of the company will not be lower in each of the calendar years detailed in the table below, from the amount noted in the table below alongside each relevant year:

Year	The amount of tangible equity capital required in millions of USD

2008	7.1
2009	7.4
2010	7.9

1.3.	Commencing with the year 2011 the company’s tangible equity capital will grow by 0.5 million USD every year, so that in the year 2011 the company’s tangible equity capital will not be lower than the amount of 8.4 million NIS, in 2012 the tangible equity capital of the company will not be lower than the amount of 8.9 NIS million, and in 2013 the company’s equity capital will not be lower than the amount of 9.4 NIS million etc.

All this data should appear in the company’s biannual and annual financial reports detailed below on a consolidated basis, when the biannual reports will have to demonstrate that this target has been met at least in relation to the previous year.

“Tangible equity capital” means-equity capital as presented in the financial statements, including, paid-up stock capital, non-distributed surpluses, funds, with the addition of the balance of the amounts of the shareholders’ loan funds regarding which documents of subordination were signed towards the bank, by the company and shareholders and while deducting non-tangible assets such as: goodwill, patents, trademarks, brand names, copyrights etc. and deducting those liable to the company who are interested parties and/or subsidiaries and/or companies related to the company (as the aforementioned terms are defined in the Securities Law, 5728-1968) as well as deducting guarantees that were given by the company and/or by Dimex Solutions Ltd. and/or Odem Electronic Technologies 1992 Ltd. to secure the debts of interested parties and/or subsidiaries and/or companies related to the company, except for guarantees that were given by any one of the aforementioned companies on in favor of Leumi Bank to secure the debts of the subsidiaries or their related companies.

Despite the aforesaid it is hereby clarified, that goodwill and other non-tangible assets that belong to the Dimex Solutions Ltd. and/or are registered in its name, and are detailed in the enclosed document marked “A”, will not be deducted from the company’s tangible equity capital.

With regards to financial statements drawn up according to IFRS standards the definition of equity capital will change in accordance with what is detailed below:

a.	Minority rights that appear in the framework of equity capital (with regards to consolidated statements) will not be included in the framework of equity capital.

b.	Equity capital will also include the exchange component for option warrants when the exercise money for them is linked (they will appear in the framework of liabilities).

c.	Equity capital also includes the conversion component for convertible bonds whose exercise price is linked (in the event that they should appear separately within the framework of liabilities in the balance).

d.	A revaluation fund will not be incorporated for fixed assets that were created due to the adoption of a revaluation model in the period following the formulation of the financial conditions.

The financial yardsticks that were determined in paragraph 1 above (hereafter “the yardsticks” are based on accounting standards, accounting rules, estimates and accounting policy (hereafter “accountancy treatment”) as implemented in the company’s recent financial statements, accurate to the date of this document (hereafter “the recent statements”).

Accountancy treatment that differs from the one on whose basis the recent reports were prepared including, but not merely, as a result of the implementation of “IFRS”- (International Financial Reporting Standards), new accountancy standards/others/whatsoever in Israel or abroad, changes in estimates and/or a change in accountancy policy (all the aforesaid will be termed below together and separately,-“new accountancy treatment”) can result in changes that will exert repercussions on the yardsticks.

Therefore the company agrees as follows:

At any time that the bank should believe, upon its sole discretion, that changes were caused and/or are about to be caused to the company’s financial statements, due to new accountancy treatment, it will be entitled, after consultation with the company but without requiring its consent, to inform the company what are the changes that it requires in the yardsticks (hereafter “the amended yardsticks”) in order to adjust them to the aforesaid changes, and this with a view to adjusting them to achieve the original economic purpose based on which the yardsticks were set.

If the bank informed the company what the amended yardsticks are – they will bind the company beginning with the date that the bank gave notification and this document should be viewed as incorporating the amended yardsticks, commencing with the date that the bank gave notice.

2.	An Obligation Not to Change Control in the Company

We obligate ourselves that no change in control of the company will occur as opposed to the situation on the day that this document was signed, save by prior written consent of the bank.

“Control”for the purpose of the aforesaid will be as the term is defined in the Securities Law 5728-1968.

3.	An Obligation not to Perform a Merger

a.	We obligate ourselves not to perform, not to obligate ourselves to perform and not to adopt any procedure whatsoever to perform a merger with another corporation/s without obtaining the bank’s prior written consent. For this purpose we obligate ourselves to immediately turn over to the bank any information or documents, required by the bank, at its discretion, so it can formulate its position regarding the merger.

b.	This aforesaid obligation in this paragraph above applies both to a merger according to the 8th part or according to the 9th part of the Companies Law, 5759-1999 as well as with regards to any activity that will result in the purchase of the bulk of the company’s assets by a person or another corporation or any activity that as result of which company securities are purchased thus awarding the purchaser control of the company or any activity that results in the company purchasing, directly or indirectly, the bulk of the assets of another corporation or the securities of a another corporation that would award it control in that corporation.

For the purpose of this paragraph, the term “control”-is as defined in the Securities Law, 5728-1968.

4.	An Obligation to Provide Financial Statements

We obligate ourselves to provide you no later than the date of 31.03 of each year the company’s financial statements, on a consolidated basis as well as that of the company alone; that comprise inter alia a balance, a profit statement, cash flow and any other report that will be required by the competent authorities, (below “financial reports”), audited by an external certified accountant and referring to 31.12 of the previous year.

Likewise we obligate ourselves to provide you no later than 60 days from the end of every quarter, quarterly financial reports of the company on a consolidated basis.

5.	An Obligation to Provide Additional Reports

We obligate ourselves to provide you a copy of any authorization, notification report or any other document that we must turn over to the registrar of companies and/or to the Israel Securities Authority under any law, and this concomitantly with its provision to the registrar of companies and/or to the Securities Authority as aforesaid.

6.	An Obligation Not to Issue Bearer Securities

We obligate ourselves not to issue bearer securities, without the prior written consent of the bank.

We declare that as of the date of the signing of this document no bearer securities were issued by the company.

To avoid any doubt let it be clear that this paragraph does not refer to shares of B.O.S. Better Online Solutions Ltd. that will be registered for trade on the stock exchange at the time of their issuance.

7.	The Validity of These Obligations

Our aforesaid obligations will remain in force as long as any amounts are due or will be due to you from us on account of loans, credits and/or other banking services that you provided and/or will provide us in the future and/or as long as the obligations and guarantees towards you or on your behalf will remain in effect.

In any event that you should inform us that one of our aforesaid obligations was violated, completely or partially, then in addition to any other relief that you will be entitled to by law or by any other of our obligations towards you that are included or will be included in any document whatsoever-then you will be entitled to call for immediate payment of all or part of our debts and obligations towards you, and collect them from us with the addition of any amount that in the bank’s opinion will suffice to cover the losses and/or expenses that the bank will incur due to the aforesaid call for immediate payment.

To remove any doubt there is nothing in the aforesaid to detract from our obligations towards you on the basis of any document whatsoever and/or any law, and there is nothing in the aforesaid to detract from any grounds for demanding immediate payment that is available and/or will it be available to you under any document whatsoever and/or any law.

Respectfully yours, —————————————— [Signed]

Form of Subordination Letters of Dimex Solutions and Odem Electronic Technologies 1992 Ltd.

[Translated from Hebrew]

“A”

Letter of Subordination and Additional Obligations for the Signature of Shareholders and Holders of Controlling Interest

Date:

To:

Bank Leumi Le-Israel Ltd.

Whereas Bank Leumi Le-Israel Ltd. (“the bank”) has granted or agrees to allocate to “the Company” periodically as the bank deems fit, credits and/or other banking services in amounts and under the terms agreed upon or that will be agreed upon between the bank and the company;

And whereas the bank received and/or will receive from the company various obligations and guarantees towards the bank or on its behalf;

And whereas as one of the conditions for providing the aforementioned credits and/or other banking services the bank demanded that we should sign on this letter and we have assented to this;

Therefore, we the undersigned, shareholders in the company and/or holders of controlling interest in the company, all of us together and each one of us separately, declare and obligate ourselves towards you, in our name and in the name of the companies under our control and in the name of the members of our family, as follows:

For the purpose of the aforesaid in this letter the following meanings will be attached to the terms below:

“Corporations under our control”- any company and any other corporation under our control or under the control of any of us.

“Control”, “family member”-as defined in the Securities Law 5728 – 1968 as will be valid from time to time.

1.	We, corporations under our control, as well as members of our family, will not demand, will not receive, will not collect, will not expend, directly or indirectly or in any form or manner whatsoever, any amount whatsoever from or on account of capital notes that the company has issued and/or will issue on our behalf and/or on behalf of any of us and/or from or on account of loans that were given and/or will be given the company, including payments of principal, interest, commissions and expenses (all the aforementioned amounts will be termed below “the loans”).

Likewise, we obligate ourselves that we, the corporations under control, as well as our family members, will not demand, will not receive, will not collect, will not expend from the company (from its profits, from its capital or from any source whatsoever) either directly or indirectly, in any form or manner whatsoever, dividends (as per their definition in the Companies Law 5759-1999 as may be amended from time to time) or interest or management fees or indemnification fees or compensation fees or consultancy fees or amounts of money or monetary equivalents (these amounts will be termed below “dividends”) and we shall not demand and shall not request from the company an obligation to distribute the aforesaid dividends.

Likewise we will not transfer to another/others either directly or indirectly, all or any part of our rights, existing and future, to the company for the dividends and/or the loans, without the prior written consent of the bank.

Likewise let it be clear that there is nothing in the aforesaid and/or below, as long as no event has occurred awarding the bank the right to put up our obligations towards the bank for immediate collection, to prevent the transfer of monies between the company and the B.O.S. Better Online Solutions Ltd. (hereafter “B.O.S.”) for B.O.S.’ share in the expenses of Dimex Solutions Ltd. up to a total amount that will not exceed $800,000 (eight hundred thousand USD) per calendar year and this exclusively on the basis of expenses detailed in the list attached as Appendix C’ that constitutes an integral part of this letter, and this on condition that there is nothing in the aforementioned transfer of funds that constitutes a violation of any other obligation whatsoever of Dimex Solutions Ltd. under any document whatsoever that it signs including and without detracting from the generality of the aforesaid, the document of conditions that it signed on ____ in favor of the bank, and subject to the directives of the Companies Law and the law.

2.	Without detracting from the aforesaid, in the event that any of us, and/or the corporations under our control and/or members of our family and/or others as aforesaid, shall receive from the company any amount whatsoever on account or with relation to the loans or the dividends, then we will transfer to the bank any such amount immediately once it has been received by any of us as aforesaid. The bank will be entitled to credit, as it sees fit any amount that it should receive as aforesaid, for repayment on account of the amounts that are due and/or will be due to the bank from the company in any manner whatsoever.

3.	We obligate ourselves to provide you an obligation by the company to act in accordance with our obligations towards you as detailed in this letter, in the wording enclosed and marked “B”.

4.	The bank’s ledgers and accounts will serve as ostensive proof with regards to the company’s liabilities to the bank.

5.	The aforesaid in this letter will obligate all the undersigned, even if some of the shareholders in the company or holders of controlling interests have not signed on it.

Our aforesaid obligations will be in force as long as the bank receives or will receive from the company, amounts whatsoever on account of the loans, credits and/or other banking services, that exist today and/or will exist the future, and/or as long as the various obligations and guarantees of the company towards the bank or on its behalf will remain in force.

“B”

Letter of Subordination and Additional Obligations for the Company’s Signature

Date:

To:

Bank Leumi Le-Israel Ltd.

Whereas periodically, as per our request, if the matter should meet with your approval, you consent to provide or allocate to us, the undersigned corporation (“the company”), credits and/or other banking services, under conditions and in amounts as agreed or will be agreed periodically between us;

And whereas you have received and/or will receive from us various obligations and guarantees towards you or on your behalf;

And whereas as one of the conditions for the aforementioned grant of credits and/or the banking services and for the receipt of the various obligations and guarantees, you have demanded that we sign on this letter and we have assented to this;

And whereas our stockholders (or some of them) and our holders of controlling interest (or some of them) obligated themselves towards you in a letter in the wording enclosed and marked “A.”;

We therefore declare and obligate ourselves hereby as follows:

For the purpose of what is stated in this letter the following meanings will be attached to the terms below:

“Corporations under the control of the shareholders” – any company or other corporation that is at the time of the signing of this letter or that in the future will be under the control of any of the shareholders or any of the holders of controlling interests among us that obligate themselves toward you in the text marked “A.”.

“Subsidiary company”, “control” “family member” “stakeholder” – as per their definition in the Securities Law 5728- 1968 as will be valid from time to time.

“The shares of the company” includes also securities that can be converted into company shares as well as securities that can be realized via shares in the company.

1.	We shall not pay in any form or manner whatsoever, either directly or indirectly, to any of our stockholders or any of the holders of controlling interest among us who obligated themselves towards you as aforesaid, and/or to a family member of any of them and/or to corporations under the control of any of them and/or to another third party who will supplant them or act on their behalf, any amount whatsoever from or on account of the capital notes that the company issued and/or will issue to your benefit and/or from any other loan account that was placed and/or will be placed at our disposal by any of the aforementioned, or in connection with them, including, but without detracting from the generality of the aforesaid, payment of principal, interest, commissions and expenses (all the aforementioned amounts will be termed below “the loans”); all this unless we have received your prior agreement in writing.

Likewise we will not pay and we will not obligate to pay in any form or manner whatsoever either directly or indirectly, from the company (from its profit or its capital or from any source whatsoever) dividends (as defined in the Companies Law 5759-1999 as may be amended from time to time) or interest or management fees or indemnification fees or compensation fees or consultancy fees or amounts of money or monetary equivalents (these amounts will be called below “dividends”) to our shareholders or to the holders of controlling interest among us, irrespective of whether they obligated themselves towards you according to the wording marked “A” and/or they did not obligate towards you in the wording marked “A”, and/or to a family member of any of them, and/or to companies or corporations where one of our shareholders is a stakeholder in them and/or to any third party whatsoever who shall replace any of the aforesaid or act on his behalf.

Likewise let it be clear that there is nothing in the aforesaid and/or below, as long as no event has occurred awarding the bank the right to put up our obligations towards the bank for immediate collection, to prevent the transfer of monies between the company and the B.O.S. Better Online Solutions Ltd. (hereafter “B.O.S.”) for B.O.S.’ share in the expenses of Dimex Solutions Ltd. up to a total amount that will not exceed $800,000 (eight hundred thousand USD) per calendar year and this exclusively on the basis of expenses detailed in the list attached as Appendix C’ that constitutes an integral part of this letter, and this on condition that there is nothing in the aforementioned transfer of funds that constitutes a violation of any other obligation whatsoever of Dimex Solutions Ltd. under any document whatsoever that it signs including and without detracting from the generality of the aforesaid, the document of conditions that it signed on in favor of the bank on ____, and subject to the directives of the Companies Law and the law.

2.	Should any demand whatsoever be made for any payment whatsoever on account of the amounts of the loans or dividends or with reference to them, on the part of our shareholders and/or on the part of any other party from the aforesaid, we will inform you of this immediately and upon your request we will coordinate with you actions to cancel the demand for payment.

3.	The company obligates itself not to purchase, not to provide financing for the purchase and not to obligate itself to purchase or to provide financing for the purchase of company securities, in any form or manner whatsoever including and without detracting from the generality of the aforesaid by providing guarantees, either directly or indirectly, by the company or by its subsidiary company or by an another corporation under its control, without receiving the prior written consent of the bank.

4.	Purely for the sake of removing doubt, let it be clear that if for any reason whatsoever, we should violate the obligations under this letter, all or some of them, then in addition to any other relief that you will be entitled to under any law or as a result of any other obligation towards you included or that will be included in another document-you will be entitled to call for the immediate payment of all or part of the amounts that are due to you or will be due to you from us, directly and/or indirectly at that time, whether their payment date has arrived by that time or not, and collect them from us with the addition of any amount that in your opinion will suffice to cover the losses and/or the expenses that you will incur as a result of a call for immediate payment as aforesaid.

5.	Our aforesaid obligations shall remain in force as long as the bank receives or will receive from the company, any amounts whatsoever on account of the loans, credits and/or other banking services, that exist today or will exist the future, and/or as long as the various obligations and guarantees of the company towards the bank or on its behalf will remain valid.

B.O.S Better Online Solutions Ltd. Subordination Letter

[Translated from Hebrew]

Letter of Subordination and Additional Obligations for the Company’s Signature

Date: March 9, 2008

To:

Bank Leumi Le-Israel Ltd.

Whereas periodically, as per our request, if the matter should meet with your approval, you consent to provide or allocate to us, the undersigned corporation (“the company”), credits and/or other banking services, under conditions and in amounts as agreed or will be agreed periodically between us;

And whereas you have received and/or will receive from us various obligations and guarantees towards you or on your behalf;

And whereas as one of the conditions for the aforementioned grant of credits and/or the banking services and for the receipt of the various obligations and guarantees, you have demanded that we sign on this letter and we have assented to this;

We therefore declare and obligate ourselves hereby as follows:

For the purpose of what is stated in this letter the following meanings will be attached to the terms below:

“Corporations under the control of the shareholders” – any company or other corporation that is at the time of the signing of this letter or that in the future will be under the control of any of the shareholders or any of the holders of controlling interests in the Company.

“Subsidiary company”, “control” “family member” “stakeholder” – as per their definition in the Securities Law 5728- 1968 as will be valid from time to time.

“The shares of the company” includes also securities that can be converted into company shares as well as securities that can be realized via shares in the company.

1.	We shall not pay in any form or manner whatsoever, either directly or indirectly, to any of our stockholders or any of the holders of controlling interest among us who obligated themselves towards you as aforesaid, and/or to a family member of any of them and/or to corporations under the control of any of them and/or to another third party who will supplant them or act on their behalf, any amount whatsoever from or on account of the capital notes that the company issued and/or will issue to your benefit and/or from any other loan account that was placed and/or will be placed at our disposal by any of the aforementioned, or in connection with them, including, but without detracting from the generality of the aforesaid, payment of principal, interest, commissions and expenses (all the aforementioned amounts will be termed below “the loans”); all this unless we have received your prior agreement in writing.

Likewise we will not pay and we will not obligate to pay in any form or manner whatsoever either directly or indirectly, from the company (from its profit or its capital or from any source whatsoever) dividends (as defined in the Companies Law 5759-1999 as may be amended from time to time) or interest or management fees or indemnification fees or compensation fees or consultancy fees or amounts of money or monetary equivalents (these amounts will be called below “dividends”) to our shareholders or to the holders of controlling interest among us, irrespective of whether they obligated themselves towards you according to the wording marked “A” and/or they did not obligate towards you in the wording marked “A”, and/or to a family member of any of them, and/or to companies or corporations where one of our shareholders is a stakeholder in them and/or to any third party whatsoever who shall replace any of the aforesaid or act on his behalf.

2.	Should any demand whatsoever be made for any payment whatsoever on account of the amounts of the loans or dividends or with reference to them, on the part of our shareholders and/or on the part of any other party from the aforesaid, we will inform you of this immediately and upon your request we will coordinate with you actions to cancel the demand for payment.

3.	The company obligates itself not to purchase, not to provide financing for the purchase and not to obligate itself to purchase or to provide financing for the purchase of company securities, in any form or manner whatsoever including and without detracting from the generality of the aforesaid by providing guarantees, either directly or indirectly, by the company or by its subsidiary company or by an another corporation under its control, without receiving the prior written consent of the bank.

4.	Purely for the sake of removing doubt, let it be clear that if for any reason whatsoever, we should violate the obligations under this letter, all or some of them, then in addition to any other relief that you will be entitled to under any law or as a result of any other obligation towards you included or that will be included in another document-you will be entitled to call for the immediate payment of all or part of the amounts that are due to you or will be due to you from us, directly and/or indirectly at that time, whether their payment date has arrived by that time or not, and collect them from us with the addition of any amount that in your opinion will suffice to cover the losses and/or the expenses that you will incur as a result of a call for immediate payment as aforesaid.

5.	It is hereby clarified, that the aforementioned will not prevent the Company from making: (a) payments to Cukierman & Co. Investment House Ltd. (“Cukierman”) derived from the agreement dated April 15, 2003, attached hereto and which constitutes a part of this document and/or (b) payments to shareholders or to corporations in their control with respect to commissions due to raising of funds for the Company through debentures or shares, upto a threshold of 10% of the funds raised.

Our aforesaid obligations shall remain in force as long as the bank receives or will receive from the company, any amounts whatsoever on account of the loans, credits and/or other banking services, that exist today or will exist the future, and/or as long as the various obligations and guarantees of the company towards the bank or on its behalf will remain valid.

[Stamp + Signatures: B.O.S Better Online Solutions Ltd.]